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                                                                    EXHIBIT 21.1





                        SUBSIDIARIES OF TOWER GROUP, INC.





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                                           JURISDICTION OF                                   PERCENTAGE
NAME                                        INCORPORATION      PARENT                         OWNERSHIP
----                                        -------------      ------                         ---------
Tower Insurance Company of New York          New York          Tower Group, Inc.                 100%

Tower Risk Management Corp.                  New York          Tower Group, Inc.                 100%

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